EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-95011 and 333-95711) and in the Registration Statements on Form S-8 (No. 333-32898, 333-44264, 333-48712, 333-48714, 333-48716, 333-76667, 333-76665, 333-93719, 333-93839, 333-79997, 333-68703, 333-52035, 333-57542, 333-24831, 333-00535 and 033-59153) of Cypress Semiconductor Corporation of our report dated January 22, 2001, except as to Notes 11 and 15, which are as of March 22, 2001, relating to the financial statements, which appears in this report on Form 10-K.

/s/ PricewaterhouseCoopers LLP
——————————————
PricewaterhouseCoopers LLP
San Jose, California
March 23, 2001